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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT
                            AS OF DECEMBER 29, 1996
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

                                                                           STATE OR OTHER JURISDICTION OF
                 SUBSIDIARIES                                              INCORPORATION OR ORGANIZATION
------------------------------------------------------------               -----------------------------
DOVatron International, Inc. ......................................................   Delaware

DOVatron de Mexico, S.A. de C.V. ..................................................   Mexico

Multilayer Technology, Inc. .......................................................   California

Orbit Semiconductor, Inc. .........................................................   Delaware

KMOS Semiconductor, Inc. ..........................................................   Delaware

TTI Testron, Inc. .................................................................   Delaware

Cencorp Inc. ......................................................................   Delaware

DOVatron (Ireland) B.V ............................................................   The Netherlands

Chemtech (U.K.) Ltd. ..............................................................   United Kingdom

The DII Group, Inc. Singapore Pte. Ltd. ...........................................   Singapore

DOVatron Malaysia Sdn. Bhd ........................................................   Malaysia